SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 18, 2005, the Compensation Committee of WesBanco, Inc., ("WesBanco") approved the following actions:

Approval of New Base Salaries
On May 18, 2005, the Compensation Committee of WesBanco approved the following salary increases approximating 3.5% for each of the named executive officers below. The increases are effective as of May 25, 2005.

New Base
Officer	Title	Salary
Paul M. Limbert	President & Chief Executive Officer	$ 310,500

Dennis G. Powell	Executive Vice President & Chief Operating Officer	$ 227,700

Robert H. Young	Executive Vice President & Chief Financial Officer	$ 212,175

Jerome B. Schmitt	Executive Vice President - Investments & Trusts	$ 202,860

Kristine N. Molnar	Executive Vice President - Lending	$ 189,199

John W. Moore	Executive Vice President - Human Resources	$ 147,260

Stock Option Awards
On May 18, 2005, the Compensation Committee of WesBanco approved a 116,500 share stock option grant to selected participants, including certain named executive officers, under WesBanco’s Key Executive Incentive Bonus and Option Plan, adopted and approved by the Board of Directors of WesBanco on February 19, 1998, (the "Incentive Plan"). The Incentive Plan was approved by the stockholders of WesBanco on April 15, 1998, and the stockholders approved an increase in the amount of stock available under the plan to 1,000,000 shares on April 18, 2001. The stock option grants were effective as of May 18, 2005, at a grant price of $29.16, which was the closing price of the stock on May 17, 2005. The options vest in three increments of one-third each year, with the first one-third vesting on December 31, 2005, the second one-third vesting on December 31, 2006 and the final one-third vesting on December 31, 2007, with each annual vesting based on certain WesBanco earnings per share performance targets achieved for each such annual period. If the options vest as scheduled, the options expire ten years from the date of grant, or May 18, 2015.
The following table sets forth the individual awards to WesBanco’s named executive officers:
		Options
Officer	Title	Awarded
Paul M. Limbert	President & Chief Executive Officer	12,000

Dennis G. Powell	Executive Vice President & Chief Operating Officer	9,000

Robert H. Young	Executive Vice President & Chief Financial Officer	9,000

Jerome B. Schmitt	Executive Vice President - Investments & Trusts	9,000

Kristine N. Molnar	Executive Vice President - Lending	7,000

John W. Moore	Executive Vice President - Human Resources	7,000

The form of Stock Option Agreement as governed under the Key Executive Incentive Bonus and Option Plan Agreement is attached as an Exhibit to this Current Report and is incorporated by reference.

Change in Control Agreement

On May 18, 2005, WesBanco and WesBanco Bank, Inc.( the "Bank"), entered into a change in control agreement with Chief Operating Officer and Executive Vice President, Dennis G. Powell. The agreement sets forth certain terms and conditions upon the occurrence of a "change in control" as described below. Absent a "change in control", the agreement does not require WesBanco or the Bank to retain the executive in its employ or to pay any specified level of compensation or benefits.
The agreement provides that if a change in control of WesBanco or the Bank which employs the employee occurs, WesBanco or the Bank will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive’s retirement date under established rules of the Corporation’s tax-qualified retirement plan) (the "Term of Employment").
  If, during the Term of Employment, the executive is discharged by the Corporation or the Subsidiary without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to three times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the three years ending prior to the date of termination, or the executive’s bonus established for the annual bonus year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive’s family will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control, subject to reduction to avoid duplication with benefits of a subsequent employer.
Generally, and subject to certain exceptions, a "change in control" shall be deemed to have occurred if (a) final regulatory approval is obtained for any party to acquire securities of the WesBanco or the Bank representing 20% or more of the combined voting power of WesBanco or the Bank then outstanding securities; (b) during any two consecutive years, there is a significant change in WesBanco or the Bank Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of WesBanco or the Bank assets or certain significant reorganizations, mergers and similar transactions involving the WesBanco or the Bank.
If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, WesBanco will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due.
The copy of the form of the change in control agreement was previously filed by the registrant on Form 10-Q filed with the Securities and Exchange Commission on November 15, 1999 and is incorporated herein by reference.

Salary Continuation Agreements
On May 18, 2005, the Compensation Committee of WesBanco approved additional benefits for certain Named Executive Officers that have been provided certain supplemental employee retirement benefits through Salary Continuation Agreements by and between WesBanco and the Bank and the Named Executive Officers.
In 1999, WesBanco approved and subsequently established a Supplemental Employee Retirement Plan for certain executive officers. Although benefits under the plan are unsecured, WesBanco funded payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The plan is a non-qualified retirement benefit. The Plan’s annual accrued benefits for the Named Executive Officers are noted in the Summary Compensation Table in each annual Proxy Statement.
 This plan provides for payment of a scheduled annual benefit at normal retirement age of 65 of a fixed amount which was set at the time of adoption, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of WesBanco. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the date that the executive attains age 65.
Death benefits also are payable under the Supplemental Plan. If the executive dies prior to any termination of employment with WesBanco, the executive’s designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the plan has commenced, any remaining benefit payments will be paid to the Named Executive Officer’s designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with WesBanco and prior to the commencement of any payment of retirement benefits under the plan, the executive’s designated beneficiary will be entitled to receive payment of the executive’s retirement benefit under the plan beginning with the month following the executive’s death.
The following table sets forth the additional benefits for WesBanco’s Named Executive Officers:

		Current	Additional
Officer	Title	Amount	Amount	Total
Paul M. Limbert	President & Chief Executive Officer	$ 58,950	$ 41,050	$ 100,000

Jerome B. Schmitt	Executive Vice President - Investments & Trusts	$ 46,998	$ 13,002	$ 60,000

Kristine N. Molnar	Executive Vice President - Lending	$ 34,000	$ 6,000	$ 40,000

John W. Moore	Executive Vice President - Human Resources	$ 26,419	$ 8,581	$ 35,000

The copy of the form of the new Salary Continuation Agreement for the additional described benefit amounts will be filed by the Registrant with the next periodic report on Form 10-Q. The existing form of the Salary Continuation Agreement was previously filed by the registrant on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000 and is incorporated herein by reference.

9.01 FINANCIAL STATEMENTS AND EXHIBITS.
a)	Not Applicable
b)	Not Applicable
c)	Exhibits - the following exhibits are included with this report

Exhibit No.	Description
10.1	Form of the Stock Option Agreement

10.2
Form of Change in Control Agreement by and between WesBanco, Inc., WesBanco Bank, Inc., and Dennis G. Powell. (Incorporated by reference to Form 10-Q, filed by the Registrant with the Securities and Exchange Commission on November 15, 1999.)

10.3
Form of Salary Continuation Agreement by and between WesBanco, Inc., WesBanco Bank, Inc., and Paul M. Limbert, Jerome B. Schmitt, Kristine N. Molnar, and John W. Moore.
(Incorporated by reference to Form 10-K, filed by the Registrant with the Securities and Exchange Commission on March 30, 2000.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

May 24, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer